EXHIBIT 10.6

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the “Intercreditor Agreement” or “Agreement”) dated effective as of October 31, 2012, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION ("WF"),  in its capacity as administrative agent for the lenders party to the Credit Agreement described below ("Agent") and UNION STATE BANK OF EVEREST, d/b/a Bank of Atchison (“Bank of Atchison”) with respect to certain financing arrangements with MGPI PROCESSING, INC., (formerly known as MGP Ingredients, Inc.), a Kansas corporation (the “Borrower”).

BACKGROUND

A. Agent, Borrower, certain affiliates of Borrower party thereto and the lenders party thereto (the "Lenders") are entering into that certain Amended and Restated Credit Agreement dated on or about the date hereof (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), and certain instruments, documents and other agreements related thereto, defined therein or contemplated thereby (the foregoing, together with all amendments, modifications and restatements thereof now and from time to time hereafter entered into in connection therewith are individually or collectively referred to as the “WF Agreements”), pursuant to which the Lenders  propose to extend credit to the Borrower and certain affiliates of the Borrower in an original principal amount of up to $55,000,000.  The Credit Agreement  amends and restates in its entirety that certain Credit and Security Agreement dated as of July 21, 2009 between WF and MGP Ingredients, Inc. (as amended, restated or otherwise modified prior to the Closing Date, the "Existing Credit Agreement").

B. Pursuant to a certain (i) Promissory Note dated as of March 31, 2009 and (ii) promissory note dated as of July 17, 2009, each by Borrower  in favor of Bank of Atchison and certain agreements, instruments, documents and other agreements related thereto, defined therein or contemplated thereby (the foregoing, together with all amendments and modifications thereof now and from time to time hereafter entered into between Bank of Atchison and Borrower are individually or collectively referred to as the “Bank of Atchison Agreements”), Bank of Atchison agreed to extend credit to the Borrower in the aggregate original principal amount of $3,500,000.

C. In connection with the Existing Credit Agreement and the Bank of Atchison Documents, WF and Bank of Atchison previously entered into that certain Intercreditor Agreement, dated as of July 21, 2009 (the "Existing Intercreditor").

D. WF and Bank of Atchison desire to amend and restate the Existing Intercreditor in its entirety as follows.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, it is hereby agreed as follows:

1. DEFINITIONS

1.1 Account, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Supporting Obligations and Tangible Chattel Paper have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

1.2 WF Claim shall mean all obligations or indebtedness of the Borrower, now or in the future owing to Agent or any Lender, as set forth in the WF Agreements, including but not limited to, all sums loaned and advanced to or for the benefit of Borrower at any time under the terms of the WF Agreements, any interest thereon, any future advances, any costs of collection or enforcement, including reasonable attorneys’ and paralegal costs, costs, fees, and any prepayment penalties.

1.3 Bank of Atchison Claim shall mean all obligations or indebtedness of the Borrower now or in the future owing, to Bank of Atchison as set forth in the Bank of Atchison Agreements, including but not limited to, all sums loaned and advanced to or for the benefit of Borrower at any time under the terms of the Bank of Atchison Agreements, any interest thereon, any future advances, any costs of collection or enforcement, including reasonable attorneys’ fees and paralegals’ costs, fees and any prepayment penalties.

1.4 Collateral shall mean all of the Borrower’s now owned or hereafter acquired interest in all assets of every kind or nature, whether now owned or hereafter acquired, including without limitation, all of Borrower’s real and personal property and specifically including without limitation, the property or interests in all and any of the property defined in paragraph 1.1 above, whether now owned or hereafter acquired, and the proceeds and products thereof, and where applicable, the proceeds of insurance or escrow accounts covering any such property.

1.5 WF Senior Collateral shall mean the Collateral in which Agent has a senior lien or security interest as described in and provided by paragraph 2.1(a).

1.6 Bank of Atchison Senior Collateral shall mean the Collateral in which Bank of Atchison has a senior lien or security interest as described in and provided by paragraph 2.1(b).  Bank of Atchison acknowledges and agrees that except for the Bank of Atchison Senior Collateral, Bank of Atchison does not claim or hold a security interest or lien of any kind on any of the assets of Borrower.

1.7 Enforcement shall mean, collectively or individually for one or both of Agent and Bank of Atchison to make demand for payment or accelerate the indebtedness of the Borrower, repossess any material amount of Collateral or commence the judicial or non-judicial enforcement of any of the rights and remedies against the Collateral under the WF Agreements, the Bank of Atchison Agreements, any related agreements or applicable law.

1.8 Enforcement Notice shall mean a written notice delivered, at a time when a “Default” or an “Event of Default” (as defined in the WF Agreements or the Bank of Atchison Agreements, respectively and if not so defined, the occurrence of any event or default under any of such agreements, giving rise to the exercise of any Enforcement right or action by Agent or Bank of Atchison, respectively) has occurred and is continuing, by Agent or Bank of Atchison, to another Party hereto, specifying the relevant Default or Event of Default, stating the current balance of the WF Claim or Bank of Atchison Claim, as appropriate, and requesting the current balance of the other parties’ claims.

1.9 Insolvency Proceeding means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding or action by or against the Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, the Borrower or any substantial part of its properties or assets, including, without limitation, proceedings under the Bankruptcy Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

1.10 Parties shall mean Agent and Bank of Atchison, and Party shall mean either Agent or Bank of Atchison as the context indicates.

1.11 The word “senior”, when used in conjunction with the words “Collateral”, “collateral”, “priority”, and/or “lien” shall mean and refer to the relative perfection and priority of liens and security interests among the Parties established by the agreement of the Parties in Section 2.1 of this Agreement.

2. INTERCREDITOR AGREEMENT

2.1 Lien Priorities.  Notwithstanding the date, manner or order of attachment or perfection of the security interests and liens granted to Agent or Bank of Atchison by Borrower and notwithstanding any provisions of the Uniform Commercial Code, the United States Bankruptcy Code (the “Bankruptcy Code”) or any applicable law or decision or the WF Agreements or the Bank of Atchison Agreements, or whether Agent or Bank of Atchison holds possession of all or any part of the Collateral, the following, as between Agent and Bank of Atchison, shall be the relative priority of the security interests and liens of Agent and Bank of Atchison in the Collateral:

(a) Agent shall have a first and prior security interest and lien in all property and collateral described on Schedule 2.1(a) hereto (the “WF Senior Collateral”); and

(b) Bank of Atchison shall have a first and prior security interest in all property and collateral described on Schedule 2.1(b) hereto (the “Bank of Atchison Senior Collateral”).

(c) Agent shall have a second and junior security interest in all property and collateral described on Schedule 2.1(c) hereto (“WF Junior Collateral”).

(d) The priorities established hereunder are only as between Agent and Bank of Atchison and to the extent that the operation of the foregoing provisions would otherwise entitle any other person (including a trustee in bankruptcy) to either a priority over the parties herein or a right to avoid the lien of the other Party, then (and only to such extent) this paragraph shall be null and void and Agent and Bank of Atchison shall, from the proceeds received from the other Party’s senior Collateral, sell and/or purchase participation interests in the WF Claim or the Bank of Atchison Claim to effectuate, to the maximum extent possible, the allocative purposes of this Section 2.1 and to maximize the recovery for Agent with respect to WF Senior Collateral and Bank of Atchison with respect to the Bank of Atchison Senior Collateral in accordance with and pursuant to the other terms and provisions of this Agreement.

(e) Each Party agrees it will execute any and all agreements and documents which the other Party may reasonably request to evidence the subordination and priority of liens and security interests as established by this Section 2.1 in this Agreement.

(f) Subject only to the relative priorities set forth in this Section 2.1 (including without limitation, the provisions of subsection 2.1(d)), each of the Parties agrees that it will not contest or challenge the validity, legality, enforceability, perfection or avoidability of the respective security interest in, rights or lien of the other Party as set forth in Sections 2.1(a), (b), and (c) above on the Collateral (or any other collateral) of the other Party in any proceeding for any reason.  Each Party acknowledges that a breach of this covenant is likely to cause irreparable harm to the other and shall be specifically enforceable.

(g) The lien and security interest priorities (collectively, the “lien priorities”) provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the WF Agreements or the Bank of Atchison Agreements, nor by any action or inaction which the Agent, any Lender, Bank of Atchison or the Borrower may take or fail to take in respect of the Collateral, nor by the institution or pendency of any Insolvency Proceeding.

(h) The undertakings and agreements set forth in this Agreement are solely for the benefit of the Parties and there are no other parties (including, without limitation, the Borrower and affiliates of Borrower) who are intended to be benefited in any way by this Agreement.  Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement is intended to limit in any way the rights and remedies of the Agent or any Lender or Bank of Atchison under the WF Agreements or Bank of Atchison Agreements, respectively.

(i) Until the payment or satisfaction in full of the WF Claim and Bank of Atchison Claim, respectively, each Party further agrees that it shall not make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the Borrower under the Bankruptcy Code which would result in the payment or distribution of the Collateral or other assets of the Borrower contrary to the express provisions of this Agreement, without the prior written consent of the other Party, which consent may be withheld in each others Party’s sole and absolute discretion, provided, however, that the notifying Party shall have the right, at any time and in its sole discretion, to file a proof of claim and defend or refute any objection to such claim in any Insolvency Proceeding.

(j) Notwithstanding anything to the contrary contained herein, Bank of Atchison represents and warrants that if does not have any UCC filings against Borrower which cover, in whole or in part, the WF Senior Collateral, other than those filings listed on Schedule 2.1(j) hereof (the “Bank of Atchison Filings”).

2.2 Distribution of Proceeds of Collateral.  At any time (whether or not following an Enforcement Notice), all proceeds of Collateral shall be distributed in accordance with the following procedure:

(a) The WF Senior Collateral and all proceeds of the WF Senior Collateral shall be applied to the WF Claim.

(b) The Bank of Atchison Senior Collateral and all proceeds of the Bank of Atchison Senior Collateral shall be applied to the Bank of Atchison Claim.  After the Bank of Atchison Claim is indefeasibly paid in full and the Bank of Atchison Agreements are terminated and indefeasibly fully paid or otherwise satisfied in Bank of Atchison’s sole discretion, any remaining proceeds of the Bank of Atchison Senior Collateral shall be applied to the WF Claim in accordance with their lien priorities set out in 2.1(a) and 2.1(b), as appropriate.

After the WF Claim and the Bank of Atchison Claim have been paid or satisfied in full, the balance of proceeds of Collateral, if any, shall be paid to Borrower or as otherwise required by applicable law.

2.3 Enforcement Actions. Bank of Atchison agrees not to commence Enforcement until one hundred eighty (180) days after an Enforcement Notice has been given to Agent (“Bank of Atchison Standstill Period”).  Agent agrees not to commence Enforcement against the Bank of Atchison Senior Collateral until an Enforcement Notice has been given to Bank of Atchison.  Subject to the foregoing, Agent and Bank of Atchison agree that from and after the receipt of an Enforcement Notice, and until such time as Borrower has cured any applicable Default or Event of Default (if permitted to do so by the relevant document), or Bank of Atchison or Agent, as applicable, has waived such Default or Event of Default, and any and all conditions to such waiver have been satisfied:

(a) Agent or Lenders may, at their option, take any action to accelerate payment of the WF Claim and to foreclose or realize upon or enforce any of its rights with respect to the WF Senior Collateral, without the prior written notice to or consent of Bank of Atchison, and with Bank of Atchison hereby waiving any rights (to the extent it has such rights) to a “commercially reasonable sale” under the Uniform Commercial Code; and further provided, that Bank of Atchison shall not take any action to foreclose or realize upon or to enforce any of their rights with respect to any of the Collateral in which they have a lien or security interest junior to Agent or without Agent’s prior written consent.

(b) Bank of Atchison may, following the Bank of Atchison Standstill Period, at its option, take any action to accelerate payment of the Bank of Atchison Claim and to foreclose or realize upon or enforce any of its rights with respect to the Bank of Atchison Senior Collateral, without the prior written consent of Agent, and with Agent hereby waiving any rights (to the extent it has such rights) to a “commercially reasonable sale” under the Uniform Commercial Code; and further provided, that Agent shall not take any action to foreclose or realize upon or to enforce any of its rights with respect to any of the Collateral in which it has a lien or security interest junior to Bank of Atchison without Bank of Atchison’s prior written consent.

(c) If Agent and Bank of Atchison elect to proceed with Enforcement under the WF Agreements and the Bank of Atchison Agreements, respectively, in each case, in accordance with the terms of this Agreement, then each shall proceed with the Enforcement of any security interests in or liens on any Collateral in which it has a senior lien or security interest, but, except as otherwise provided in Section 2.4 below, not against that portion in which it has only a junior and inferior lien and security interest.

(d) Bank of Atchison agrees to execute (as applicable) and deliver to Agent, promptly upon Agent’s request, appropriate UCC termination statements or partial releases, or satisfactions or discharges of liens, with respect to any of the WF Senior Collateral being sold or otherwise disposed of (i) in the ordinary course of Borrower’s continuing business or (ii) in connection with the liquidation of Borrower’s assets upon or after the declaration of a Default or an Event of Default by Agent or the Lenders pursuant to the WF Agreements and, in each case, otherwise in accordance with this Agreement.  The proceeds of any WF Senior Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including attorneys’ fees, advertising costs and auctioneer’s fees) to the outstanding WF Claim as Agent may, in its discretion, determine and, only if the WF Claim is indefeasibly paid in full, then to all or any part of the Bank of Atchison Claim.

(e) Agent agrees to execute and deliver to Bank of Atchison, promptly upon Bank of Atchison’s request, appropriate UCC termination statements or partial releases, or satisfactions or discharges of liens, with respect to any of the Bank of Atchison Senior Collateral being sold or otherwise disposed of (i) in the ordinary course of Borrower’s continuing business or (ii) in connection with the liquidation of Borrower’s assets upon or after the declaration of a Default or an Event of Default by Bank of

Atchison pursuant to the Bank of Atchison Agreements and, in each case, otherwise in accordance with this Agreement.  The proceeds of any Bank of Atchison Senior Collateral so sold or disposed of shall be applied, after the deduction of any and all costs relating to such sale or disposition (including attorneys’ fees, advertising costs and auctioneer’s fees) to the outstanding Bank of Atchison Claim as Bank of Atchison may, in its discretion, determine and, only the Bank of Atchison Claim is indefeasibly paid in full, then to all or any part of the WF Claim.

(f) The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary to effectuate the provisions and purposes of this Agreement.  If requested, the parties shall authorize filings to be recorded in accordance with Uniform Commercial Code provisions in the appropriate locations reflecting the provisions of this Agreement.

(g) If Agent or Bank of Atchison has any security interest in or lien on any of the Collateral as security for payment of any indebtedness of Borrower or of any other party, other than indebtedness incurred pursuant to the WF Agreements or the Bank of Atchison Agreements, then Agent or Bank of Atchison, as the case may be, may not apply the proceeds of any of the Collateral to satisfy such other indebtedness until the WF Claim and the Bank of Atchison Claim are paid in full or otherwise satisfied.

2.4 Junior Lien Enforcement.  Agent shall not initiate an Enforcement against the WF Junior Collateral unless Agent has previously commenced an Enforcement against the WF Senior Collateral otherwise in accordance with the terms hereof.  Notwithstanding the foregoing, Agent may participate in an enforcement against the WF Junior Collateral in accordance with the terms hereof to the extent such Enforcement is initiated by the Bank of Atchison or such Enforcement is reasonably necessary in order to preserve Agent's rights in the WF Junior Collateral.

2.5 Additional Credit Extensions and Agreements by Bank of Atchison; Modification of WF Agreements.

(a) Bank of Atchison shall not, unless it has first obtained the written consent of Agent, except as required (in the reasonable discretion of Bank of Atchison) for the express limited purpose of preserving  and protecting its security interest in the Bank of Atchison Senior Collateral extend additional credit to Borrower beyond the amount outstanding  to Borrower under the Bank of Atchison Agreements as of the date hereof, which is equal to $1,121,717.36.

(b) Agent and Lenders may at any time and from time to time without the consent of or notice to Bank of Atchison, without incurring liability to Bank of Atchison and without impairing or releasing the obligations of Bank of Atchison under this Agreement, change the manner or place of payment, extend the time of payment, advance additional funds, or renew or alter any of the terms of the WF Agreements, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the WF Claim.

2.6 Accountings.  Agent and Bank of Atchison each agree upon request to provide information to the other reasonably sufficient to track and demonstrate the application to the indebtedness of Borrower of payments received by or on behalf of Borrower  to the other Party hereto upon request, giving effect to the application of proceeds of Collateral as hereinbefore provided.

2.7 Notices of Defaults.  Bank of Atchison agrees to give Agent copies of any notice of the occurrence or existence of an Event of Default sent to Borrower simultaneously with the sending of such notice to Borrower.  The sending of such notice shall give Agent the right but not the obligation to cure such Event of Default.

2.8 Agency for Perfection.  Agent and Bank of Atchison each hereby appoint each other as agent solely for purposes of perfecting the respective security interests and liens on the Collateral.  To the extent that any Party obtains possession of the other Party’s senior Collateral, the Party having possession shall notify the other Party of such fact and shall deliver such Collateral to the senior Party upon request of the senior Party.

2.9 Actions Upon Repayment of Claims.  If the WF Claim or the Bank of Atchison Claim is paid in full, but  the Claim of the other Party has not been paid in full, then each Party whose Claim is thus fully paid shall transfer any Collateral (but not any guaranties given to Agent or the Lenders or Bank of Atchison) or proceeds therefrom held by it to the other Party, unless otherwise required to remit the proceeds according to law, and shall assign its security interest and all of its rights under financing statements to the other Party hereto, unless otherwise agreed to in writing by the other Party.  Any such transfer or assignment shall be without recourse or warranty.

2.10 Insurance.  Notwithstanding anything to the contrary herein, Borrower shall obtain satisfactory lender’s Loss Payable Endorsement(s) naming Agent and Bank of Atchison, as their interests may appear, with respect to policies which insure Collateral hereunder, or with such other designation as the parties hereto may agree.  The Party having a senior security interest or lien in the Collateral shall, subject to such parties rights under its agreements with Borrower, have the sole and exclusive right, as against the other parties, to adjust settlement of such insurance policy in the event of any loss.  All proceeds of such policy for any portion of Collateral shall be paid to the Party having the senior priority with respect to such Collateral under this Agreement. After payment of such senior Party’s Claim and all expenses of collection, including reasonable attorneys’ and costs, fees and expenses, any remaining proceeds shall be promptly remitted to the other Party or parties hereto for application on their Claim.

2.11 UCC Notices.  In the event that Agent or Bank of Atchison shall be required by the Uniform Commercial Code or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with paragraph 3.1 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.12 Insolvency Proceeding.  In the event of an Insolvency Proceeding, no Party shall (i) object to or oppose any efforts by the other Party to obtain relief from the automatic stay under Section 362 of the Bankruptcy Code, (ii) seek to cause the Borrower’s bankruptcy estate to abandon that portion of the Collateral (or any portion thereof) in which the other Party has a first and senior priority position under Section 2.1 above; (iii) vote in any Insolvency Proceeding in favor of any plan of reorganization or liquidation that contains any provision inconsistent with the priority as provided in Section 2.1 of this Agreement; or (iv) seek the substantive consolidation of the assets of the Borrower with the assets of any affiliate of the Borrower; provided that nothing in this clause (iv) shall prohibit the other Party from exercising its remedies under the Bank of Atchison Agreements and WF Agreements against any guarantor in the event of any Insolvency Proceeding.

In the event a Party is required, under the Bankruptcy Code or any similar bankruptcy or insolvency law, to return to the Borrower, the estate in bankruptcy thereof, any trustee, receiver or other similar representative of the Borrower, any payment or distribution of assets, whether in cash, property or securities previously received by such Party on account of any portion of the Collateral in which it holds a first and senior priority under Section 2.1 (a “Reinstatement Distribution”), then to the maximum extent permitted by law, this Agreement and the priority and subordination provisions of Section 2.1 and any lien or security interest securing it shall be reinstated with respect to any such Reinstatement Distribution.

2.13 Liquidations.  In the event of any distribution of the assets or readjustments of the obligations and indebtedness of the Borrower whether by reason of sale, liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, or the application of the assets of the Borrower to the payment or liquidation thereof, Agent shall not be entitled to any proceeds of the WF Junior Collateral unless and until the Bank of Atchison Claim has been paid and performed in full; provided, however, that each Party shall be entitled to retain all assets (including cash, securities, notes or other properties) that it receives pursuant to a confirmed plan of reorganization under Chapter 11 of the United States Bankruptcy Code or liquidation of the Borrower.  In the event that a Party shall have received in any such proceedings any payment or distribution of assets in violation of the preceding sentence, such payment or distribution shall be held in trust for the other Party and shall promptly be paid or given over to such Party by the other Party in exactly the form received.

3. MISCELLANEOUS

3.1 Notices.  All notices hereunder shall be effective upon receipt, and shall be in writing and sent by either certified mail, return receipt requested, or overnight courier of national reputation,, to the addresses as set forth above, but to the attention of the following at the addresses set forth herein:  (a) Wells Fargo Bank, National Association, Attention:  Business Finance Division Manager, 150 S. Wacker Drive, Suite 2200, Chicago, Illinois 60606; with a copy to Goldberg Kohn Ltd., Attention: David Dranoff, 55 E. Monroe, Suite 3300, Chicago, Illinois 60603, and (b) Bank of Atchison, 701 Kansas Avenue, Atchison, Kansas 66002, Attn: Jeff Caudle, or to such other address or person as any of the parties hereto may designate in writing to the other parties.  Notice shall be deemed received upon actual receipt.

3.2 Contesting Liens or Security Interests.  Agent and Bank of Atchison shall not contest the validity, perfection, priority or enforceability of any lien or security interest granted to any other Party hereto and each Party agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest.

3.3 No Additional Rights for Borrower Hereunder.  If any Party hereto shall enforce its rights or remedies in violation of the terms of this Agreement, Borrower (and each party designated a Borrower) agrees that it shall not use such violation as a defense to the Enforcement by any Party hereto under the WF Agreements and/or the Bank of Atchison Agreements nor assert such violation as a counterclaim or basis for setoff or recoupment against any Party hereto provided only that such lender who fails to give such notice may, if required by the other two lenders entitled to receive such notice, be liable to such other lender(s) to the extent of any actual monetary damages suffered by reason of such failure to give such notice and opportunity to cure.

3.4 Independent Credit Investigations.  None of the parties hereto nor any of their respective directors, officers, agents, attorneys or employees shall be responsible to any other or to any other person, firm or corporation, for Borrower’s solvency, financial condition or ability to repay the WF Claim or the Bank of Atchison Claim, or for statements of Borrower, oral or written, or for the validity, sufficiency or enforceability of the WF or the Bank of Atchison Claim, the WF Agreements and the Bank of Atchison Agreements, or any liens or security interests granted by Borrower to the parties hereto in connection therewith.  Each Party hereto has entered into its respective financing agreements with Borrower based upon its own independent investigation, and makes no warranty or representation to any other Party hereto nor does it rely upon any representation of any other Party hereto with respect to matters identified or referred to in this paragraph.

3.5 Limitation on Liability of Parties to Each Other.  Except as provided in this Agreement, none of the Parties shall have any liability to the other Party except for gross negligence or willful misconduct.

3.6 Amendments to Financing Arrangements or to this Agreement.  Agent and Bank of Atchison shall use their best efforts to notify the other Party hereto of any amendment or modification in the WF Agreements or the Bank of Atchison Agreements, but the failure to do so shall not create a cause of action against the Party failing to give such notice or create any claim or right on behalf of any third party.  Agent and Bank of Atchison shall, upon request of the other Party, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral hereunder.  All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each Party to be binding and enforceable.

3.7 Marshalling of Assets.  Agent hereby waives any and all rights to have the Bank of Atchison Senior Collateral, or any part hereof, marshaled upon any foreclosure of any of the Bank of Atchison liens.  Bank of Atchison hereby waives any and all rights to have the WF Senior Collateral, or any part thereof, marshaled upon any foreclosure of any of the Agent's liens.

3.8 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of all of the Parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

3.9 Governing Law, Jurisdiction, Jury Trial Waiver, Etc.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Illinois. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Illinois in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by Agent or Bank of Atchison in connection with this Agreement may be venued in either the State or Federal courts located in Cook County, Illinois; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

3.10 Schedules.  The terms and conditions of all Schedules attached hereto and described herein are, by this reference incorporated herein as if fully set forth.

3.11 Schedules Attached.  The following Schedules are attached hereto and by this reference incorporated herein:

Schedule 2.1(a)
Schedule 2.1(b)
Schedule 2.1(c)
Schedule 2.1 (j)

3.12 Bankruptcy Survival.  This Agreement shall remain in full force and effect notwithstanding the filing of any petition by or against the Borrower under the federal Bankruptcy Code, and the priority of payments as between the Parties shall continue to be made on the same basis that payments were to be applied prior to the date of filing the petition.

3.13 No Fiduciary Duties.  Except as expressly set forth in this Agreement, neither Party shall have any duty or obligation to the other Party, and neither Party shall have a fiduciary relationship in respect of the other Party.

3.14 Miscellaneous.

a.           The section titles contained in this Agreement are and shall be without substance or meaning and are not a part of the agreement between the Parties.  This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any Party be waived, released or discharged except in a writing executed by all Parties.

b.           This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

c.           This Agreement is the entire agreement of the Parties and may not be amended or modified except by an instrument in writing signed by Agent and Bank of Atchison.

d.           If any provision of this Agreement or the application thereof is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby.

e.           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

f.           This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

g.           The exchange of copies of this Agreement and of signature pages by PDF through email or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Electronic signatures of the parties transmitted as set forth herein shall deemed to be original signatures for all purposes.

h.           THE PARTIES EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

3.15 Effect of Amendment and Restatement.  Upon the effectiveness of this Intercreditor Agreement, the Existing Intercreditor Agreement shall be amended and restated in its entirety by this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the lender parties have executed this Agreement as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Chris Heckman
Name:	Chris Heckman
Its:	Vice President

UNION STATE BANK OF EVEREST, D/B/A BANK OF ATCHISON USB

By:	/s/ Jeff Caudle
Name:	Jeff Caudle
Its:	Senior Vice President

Signature Page to Amended and Restated Intercreditor Agreement

(WF/BANK OF ATCHISON)
(Intercreditor Agreement)

Acknowledgment of Borrower

The undersigned acknowledges and agrees to the foregoing terms and provisions of the Amended and Restated Intercreditor Agreement (the "Intercreditor Agreement") as they relate solely to the rights, duties and obligations of Agent and Bank of Atchison as between such parties.  By executing this Agreement, the undersigned agrees to be bound by the provisions of such Intercreditor Agreement as they relate to the relative rights of Agent and Bank of Atchison as between such parties; provided, however, that nothing in the Intercreditor Agreement shall amend, modify, change or supersede the respective terms of the WF Agreements or the Bank of Atchison Agreements (or any other document to which the undersigned may be a party) as between the parties and the undersigned, and in the event of any conflict or inconsistency between the terms of this Intercreditor Agreement and the WF Agreements or the Bank of Atchison Agreements (or any such other documents as the case may be), the terms of the WF Agreements and the Bank of Atchison Agreements (and such other documents) shall govern.  The undersigned further agrees that the terms of the Intercreditor Agreement shall not give the undersigned any substantive rights vis-à-vis Agent or Bank of Atchison and shall not give Agent or Bank of Atchison any substantive rights vis-à-vis the undersigned.

BORROWER:

MGP PROCESSING, INC., a Kansas corporation

By:	/s/ Don Tracy
Print Name:	Don Tracy
Title:	Chief Financial Officer

Acknowledgment Page to Amended and Restated Intercreditor Agreement

Schedule 2.1(a)

WF Senior Collateral

All of Borrower’s assets, real and personal of every kind or nature whether now owned or hereafter acquired, including without limitation, all of the Borrower’s Accounts, Chattel Paper, Tangible Chattel Paper, Investment Property, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit rights, letters of credit, Proceeds, Supporting Obligations, all sums on deposit in any collateral account, and any items in any lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all Goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the lien of any Loan Document (as defined in the WF Agreements); (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of WF; (vii) all sums on deposit in any deposit account; (viii) any life insurance policies to which Borrower is a beneficiary; (ix)  proceeds of any and all of the foregoing; (x) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower (subject to Borrower’s normal and customary retention procedures); and (xi) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, EXCEPT that the Bank of Atchison Senior Collateral described on Schedule 2.1(b) of this Agreement is expressly excluded from the WF Senior Collateral.

Schedule 2.1(b)

Bank of Atchison Senior Collateral

1.           Liens on the real property and fixtures described in that certain Real Estate Mortgage dated March 31, 2009, recorded April 1, 2009 in Book 571, Page 782 of the office of the Register of Deeds of Atchison County, Kansas (the “Flour Mill Real Estate”).

2.           Liens on the real property and fixtures described in that certain Real Estate Mortgage dated March 31, 2009, recorded April 9, 2009 in Book 553, Page 100 of the office of the Register of Deeds of Pottawatomie County, Kansas, (the “Onaga Real Estate”).

3.           Liens on the real property and fixtures described in that certain Real Estate Mortgage dated July 17, 2009, recorded July 21, 2009 in Book 575, Page 835-851 of the office of the Register of Deeds of Atchison County, Kansas (the “Atchison Plant Real Estate”).

4.           All Equipment, parts, accessories, repairs, replacements, substitutions and improvements of and to such Equipment and all proceeds of the foregoing located upon the Flour Mill Real Estate, Onaga Real Estate and Atchison Plant Real Estate.

For purposes of clarity, Bank of Atchison expressly acknowledges and agrees that the Bank of Atchison Senior Collateral expressly excludes any and all of (i) Borrower’s Accounts, Goods and Inventory and (ii) Borrower’s Equipment other than Equipment located upon the Flour Mill Real Estate, Onaga Real Estate or the Atchison Plant Real Estate.

Schedule 2.1(c)

WF Junior Collateral

The WF Junior Collateral is the Bank of Atchison Senior Collateral.

Schedule 2.1(j)

Jurisdiction	Date Filed	Filing Number

State of Kansas	4/2/2009	6582787